EXHIBIT 4.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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BRIGHT MOUNTAIN MEDIA, INC.

COMMON STOCK PURCHASE WARRANT

Dated:  [•]

Number of shares:  [•]

Holder:  Spartan Capital Securities, LLC

Exercise Price per Share:  $0.65

Expiration Date:  [•], 2023 (the "Expiration Date")

FOR VALUE RECEIVED, Bright Mountain Media, Inc., a corporation incorporated under the laws of the State of Florida (the “Company”), hereby certifies that Spartan Capital Securities, LLC, or its assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company [•] ([•]) shares (the “Warrant Shares”) of common stock, $0.01 par value (the “Common Stock”), of the Company at an exercise price of Sixty-Five Cents (US$0.65) per share (as adjusted from time to time as provided in Section 6, per Warrant Share (the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on the Expiration Date.  This Warrant is being issued as compensation to the Warrant Holder under the terms of the Confidential Private Offering Memorandum for Accredited Investors Only dated January 4, 2018 (the "Memorandum") and the Placement Agent Agreement dated September 6, 2017, as amended on January 4, 2018 by and between the Company and the Warrant Holder.  All terms not otherwise defined herein shall have the same meaning as in the Memorandum.

This Warrant is subject to the following terms and conditions:

1.

Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time.  The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.

Investment Representation.  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws.  The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws.

3.

Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.

Registration of Transfers and Exchange of Warrants.

a.

Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 8.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b.

This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 8 for one or more New

Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant will be dated the date of such exchange.

5.

Exercise of Warrants.

a.

Exercise of this Warrant shall be made upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 8.  Payment upon exercise may be made at the written option of the Warrant Holder in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate purchase price for the number of Warrant Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant) and the Warrant Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Warrant Shares determined as provided herein.  The Company shall promptly (but in no event later than five (5) business days after the Date of Exercise (as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable.  Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b.

The Warrant Holder may alternatively exercise this Warrant, in whole or in part, according to the terms hereof  by surrendering this Warrant to the Company, at its address set forth in Section 8, with the Notice of Cashless Exercise attached hereto having then been duly executed and delivered by the Holder, in which event the Company shall issue to the Warrant Holder the number of shares of Common Stock computed using the following formula:

X=Y (A-B)

A

Where X= the number of shares of Common Stock to be issued to the Warrant Holder

Y=

the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=

Fair Market Value (as defined below) as of the Date of Exercise

B=

Exercise Price (as adjusted to the date of such calculation)

For purposes of this Section 5.b, the per share “Fair Market Value” of the Warrant Shares shall mean:

i.

If the Company’s Common Stock is publicly traded, the per share fair market value of the Warrant Shares shall be the average of the closing prices of the Common Stock as quoted on the principal quotation market for the Common Stock, or the principal exchange on which the Common Stock is listed, in each case for the five trading days ending one trading day prior to the date of determination of Fair Market Value.

ii.

If the Company’s Common Stock is not so publicly traded, the per share fair market value of the Warrant Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

For purposes of this Warrant, “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase or Notice of Cashless Exercise attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the applicable Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

c.

This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

6.

Adjustment of Exercise Price and Number of Shares.  The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a.

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b.

Adjustment for Reorganization, Consolidation, Merger, Etc.  In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c.

Certificate as to Adjustments.  In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7.

Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8.

Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Bright Mountain Media, Inc.

6400 Congress Avenue, Suite 2050

Boca Raton, Florida 33487

Attn:  W. Kip Speyer

If to the Warrant Holder:

Spartan Capital Securities, LLC

45 Broadway

New York, New York 10006

Attention:  John Lowry

9.

Registration Rights.

a.

[intentionally omitted]

b.

[intentionally omitted]

c.

Piggyback Rights.  If the Company at any time proposes to register any of its securities under the 1933 Act for sale, whether for its own account or for the account of other security holders or both (except with respect to (x) registration statements on Form S-8 or Form S-4 or their then equivalent forms, or another form not available for registering the Registrable Securities for sale to the public, (y) a registration relating solely to employee benefit plans, or (z) a registration relating solely to a Rule 145 transaction), it will each such time: (i) promptly give to the Warrant Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Warrant Shares (the "Registrable Securities") specified in a written request made by the Warrant Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except that the number of Registrable Securities included in such registration on behalf of  the Warrant Holder, if any, shall be subject to the provisions set forth in Section 9.e below.  Such written request may specify all or a part of the Warrant Holder's Registrable Securities.

d.

Underwritten Offering.  If the registration of which the Company gives notice is for an underwritten offering of Common Stock, the Company shall so advise the Warrant Holder as a part of the written notice given pursuant to Section 9.c.  In such event, the right of  the Warrant Holder to registration pursuant to Section 9.c above shall be conditioned upon the Warrant Holder’s participation in such underwriting.  The Warrant Holder shall, if it proposes to distribute Registrable Securities through such underwriting (together with the Company and other parties distributing securities through such underwriting), enter into an underwriting agreement in customary form with the managing underwriter(s) selected by the Company.

e.

Priority in Piggyback Registrations.  If (i) a registration pursuant to Section 9.c involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, and (ii) the managing underwriters of such underwritten offering shall advise the Company in writing that, in its opinion, the number or amount of securities (including Registrable Securities) proposed to be sold in (or during the time of) such offering would adversely affect the success of such offering, then the Company shall include in such registration only such number or amount of securities (including Registrable Securities) recommended by such managing underwriter, selected in the following order or priority: (i) first, all of the securities that the Company proposes to sell for its own account, if any, and (ii) second, the Registrable Securities requested to be included in such registration by the Warrant Holders and the Private Placement Holders pro rata based upon the number of shares for which registration has been requested; provided, however, that if any equity securities are proposed to be included in such offering for the account of any person or persons other than the Company, the Warrant Holder or the holders of Warrants issued and sold pursuant to the Memorandum (the

"Private Placement Holders") pursuant to rights of piggyback registration similar to those provided in Section 9.c, all shares proposed to be included therein by the Company, the Warrant Holder or the Private Placement Holders shall be included prior to the inclusion of any other registrable equity securities that have requested to be included.

f.

Expenses.  With respect to any registration under this Section 9, the Company shall bear the following fees, costs and expenses: all registration and filing fees, printing expenses, fees and disbursements of counsel for the underwriter of such securities (if the Company or the Warrant Holder is required to bear such fees and disbursements), all internal Company expenses, all Company legal and accounting fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Registrable Securities to be offered are to be registered or qualified, and any other Company costs, if any, arising out of such public offering.  Fees and disbursements of counsel for the Warrant Holder, underwriting discounts and commissions and transfer taxes relating to the Registrable Securities included in the offering, and any other expenses not expressly included above, shall be borne by the Warrant Holder.

g.

Other Obligations of the Company.

i.

The Company shall use its best efforts to cause the Registrable Securities registered under this Section 9 to be registered or qualified for sale under the securities or “blue sky” laws of such jurisdictions as the Warrant Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this paragraph in which it is not otherwise required to qualify to do business.

ii.

The Company shall keep effective the registration or qualification contemplated by this Section 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Warrant Holder to complete the offer and sale of the Registrable Securities covered thereby.

iii.

In connection with a registration pursuant to the provisions of this Section 9, the Company shall furnish to the Warrant Holder therein such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the 1933 Act, and the rules and regulations thereunder, and such other documents, as the Warrant Holder may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration.

h.

Indemnification.

i.

The Company agrees to indemnify and hold harmless the Warrant Holder, and its directors, officers, members, managers and employees and Warrant Holder’s legal counsel, each person, if any, who controls the Warrant Holder within the meaning of the 1933 Act or the 1934 Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any investigation, negotiation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the 1933 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any losses, claims, damages, liabilities or actions arising out of any such statement or omission relating to any information furnished in writing by or on behalf of the Warrant Holder to the Company specifically for use in connection with the preparation of such registration statement, or the omission of any statement or information as a result of the failure of the Warrant Holder to provide any such information, and (ii) the breach of any representation, warranty or covenant of the Company contained in this Warrant.

ii.

The Warrant Holder agrees to indemnify and hold harmless each of the Company, and each of its directors and officers employees and legal counsel, and each person, if any, who controls the Company, within the meaning of the 1933 Act or the 1934 Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any investigation, negotiation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the 1933 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any statement in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Warrant Holder specifically for use in connection with the preparation of such registration statement and (ii) the breach of any representation, warranty or covenant of the Warrant Holder contained in this Warrant.  In no event shall the indemnification and contribution obligations of Warrant Holder exceed the proceeds that the Warrant Holder has actually received upon the sale, transfer or other distribution of the shares of Common Stock received upon the exercise of this Warrant.

iii.

Any party which proposes to assert the right to be indemnified under this Section 9.h will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 9.h, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9.h unless it shall adversely affect the indemnifying party in any material respect.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that is shall wish, jointly with any indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:

iv.

the employment of counsel by such indemnified party has been authorized by the indemnifying parties;

v.

counsel for the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party); or

vi.

the indemnifying parties shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action or claims effected without its written consent.

vii.

If the indemnification provided for in this Section 9.h is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Warrant Holder on the other hand, from the sale, transfer of other distribution of the shares of Common Stock issuable upon the exercise of this Warrant, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Warrant Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Warrant Holder on the other hand, shall be deemed to be in the same proportion as the total proceeds from the sale, transfer or other distribution of the shares of Common Stock issuable upon the exercise of this Warrant (net of sales commissions, but before deducting expenses) received by the Warrant Holder.  The relative fault of the Company on the one hand, and the Warrant Holder on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

viii.

The Company and the Warrant Holder agree that it would not be just and equitable if contribution pursuant to this Section 9.h were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9.h, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.

Miscellaneous.

a.

This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

b.

Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c.

This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof. The exclusive jurisdiction for any legal suit, action or proceeding arising out of or related to this Warrant shall be the United States District Court for the Southern District of Florida.

d.

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e.

In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f.

 The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

signature page follows

IN WITNESS WHEREOF, the Company and the Warrant Holder have caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

BRIGHT MOUNTAIN MEDIA, INC.

By:  ____________________________

Name:  W. Kip Speyer

Title:    Chief Executive Officer

SPARTAN CAPITAL SECURITIES, LLC

By:  ____________________________

Name:  John Lowry

Title:    Chief Executive Officer

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within Warrants)

Bright Mountain Media, Inc.

6400 Congress Avenue, Suite 2050

Boca Raton, Florida 33487

Attn: W. Kip Speyer

The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase ____________ shares of Common Stock covered by the within Warrants, (2) makes payment in full of the Purchase Price by enclosure of cash, wire transfer, certified check or bank check, (3) requests that certificates for such shares of Common Stock be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

________________________________________________

________________________________________________

________________________________________________

________________________________________________

and (4) if said number of shares of Common Stock shall not be all the shares evidenced by the within Warrants, requests that a new warrant certificate for the balance of the shares covered by the within Warrants be registered in the name of, and delivered to:

Please print name and address:

________________________________________________

________________________________________________

________________________________________________

Dated:  _____________________

_________________________________

WARRANT HOLDER

By:  _____________________________

Name:

Title:

NOTICE OF CASHLESS EXERCISE

(To be executed upon exercise of warrant pursuant to Section 5.b

The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exchange its Warrant for _______ shares of Warrant Stock pursuant to the cashless exercise provisions of the within Warrant, as provided for in Section 5.b of such Warrant, and requests that a certificate or certificates for such shares of Warrant Stock (and any warrants or other property issuable upon exercise) be issued in the name of and delivered to ___________________, whose address is _________________________________ (social security or taxpayer identification number _______________) and, if such shares shall not include all of the shares issuable under such warrant, that a new warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

HOLDER:

_______________________________

Signature

________________________________

Signature, if jointly held

_________________________________

Date

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, _______________________________________________

hereby sells, assigns and transfers unto

Name: ________________________________________________________________

(Please typewrite or print in block letters)

Social Security or Taxpayer Identification Number : ___________________________

the right to purchase Common Stock of Bright Mountain Media Inc., a Florida corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

DATED: __________________

_____________________________

Signature

_____________________________

Signature, if jointly held

Witness:

____________________________